EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the use of our reports dated December 10, 1999 (and to all references to our Firm) included in or made a part of this registration statement.


                                                 /s/ ARTHUR ANDERSEN LLP
                                                 -----------------------
                                                     ARTHUR ANDERSEN LLP



Melville, New York
February 7, 2000